For period ending December 31, 1996     Attachment 77Q(2)
File number 811-6656
Triple A and Government Series- 1997, Inc.

A Form 3 required by Section 16(a) of the Exchange Act was filed late by the following officer during the most recent fiscal year.
				     Number of       Number of Transactions Not
Name         Position with Fund      Late Reports*   Reported on Timely Basis

Emil Polito  Vice President                  1               0


* The report related solely to such person having been elected an officer of the Fund.